Exhibit 99.1

For Immediate Release

August 9, 2006

Contact:	Daryl G. Byrd, President and CEO, 337-521-4003
John R. Davis, Senior Executive Vice President, 337-521-4005

IBERIABANK Corporation Announces Merger Agreement

With Pulaski Investment Corporation

Lafayette, Louisiana - IBERIABANK Corporation (NASDAQ: IBKC), the holding company for the 119-year old IBERIABANK, and Pulaski Investment Corporation (“Pulaski”), the holding company for Pulaski Bank and Trust of Little Rock, Arkansas, announced today the signing of a definitive agreement for IBERIABANK Corporation (“IBERIABANK”) to acquire Pulaski.

According to the agreement signed today, shareholders of Pulaski will receive cash equal to $26.6464 for each outstanding share of Pulaski common stock. In addition, Pulaski shareholders will receive 0.2274 share of IBERIABANK common stock and IBERIABANK common stock equal to $13.323 for each outstanding share of Pulaski common stock. Pulaski currently has 2,439,356 shares outstanding and no stock options outstanding. Based on the closing price of IBERIABANK’s common stock on August 8, 2006 of $58.60 per share, the transaction has an estimated total value of $130 million. One-time merger-related charges are estimated to be approximately $12 million. IBERIABANK anticipates issuing approximately $15 million in trust preferred securities and raising approximately $50 million in a common equity private placement in conjunction with the proposed acquisition.

At this price, assuming projected cost savings and excluding one-time merger-related costs, the transaction is projected to have an immaterial impact on IBERIABANK’s fully diluted earnings per share (“EPS”) for the fourth quarter of 2006 and $0.04 EPS dilution, or 1% dilution through conversion. After conversion, the transaction is anticipated to have no material impact on EPS, and 1% accretion to annual cash EPS. The transaction is anticipated to be accretive to book value per share by $4.89, or 18%, and dilutive to tangible book value per share by $1.62, or 9%. On a combined basis with the pending acquisition of Pocahontas Bancorp, Inc. (“Pocahontas”) announced on July 27, 2006, the Company’s total assets are estimated to be $4.3 billion.

The transaction is expected to be consummated prior to year-end 2006, subject to regulatory and Pulaski shareholder approvals. Subsequent to completion of the merger and operating system conversion, the branches will continue to operate under the Pulaski Bank & Trust name. In addition, Pulaski Mortgage Company and Lenders Title Company will continue to operate under their current respective names. The Boards of Directors of Pulaski will form IBERIABANK’s Advisory Board for Central Arkansas.

“We are thrilled to be announcing another exciting partnership in Arkansas,” says Daryl G. Byrd, President and CEO of IBERIABANK Corporation. “Pulaski is an impressive organization operating in dynamic and rapidly growing markets. This is a tremendous opportunity to solidify our presence in Arkansas, particularly in the central and northwest regions of the state. We look forward to having Jim East join our corporate Board of Directors at the completion of this transaction and are excited about the leadership his management team can provide in Arkansas and their regional and national businesses. Combined with the acquisition of Jonesboro-headquartered Pocahontas, which was announced less than two weeks ago, this merger gives us excellent coverage in the right markets throughout this region. At the same time, this combination will enhance and aid IBERIABANK’s efforts to meet the post-Katrina needs of the South Louisiana franchise through increased construction real estate, mortgage and title expertise.”

“This is truly an exciting day in our Company’s history,” said James C. East, Chairman of Pulaski Investment Corporation. “I am proud to join forces with an organization that has such a proven track record of success and vision for future growth. Our two organizations enjoy similar operating philosophies and tremendous synergies. I look forward to working with the IBERIABANK team to continue the Pulaski legacy as we expand our Company throughout the Arkansas market and beyond.”

Hunter East, CEO of Pulaski Bank and Trust said, “This is a great opportunity for our customers, employees and the community as a whole. IBERIABANK puts people first and is particularly focused on taking care of clients. We look forward to being a part of this exceptional team and continuing to grow our company.”

Terms of the Agreement

• Cash/Stock Mix:	50% stock and 50% cash consideration.

• Stock Consideration:	50% fixed exchange and 50% floating exchange

• Fixed Exchange:	0.2274 share of IBERIABANK common stock per Pulaski share outstanding.

• Floating Exchange:	$13.323 value in IBERIABANK common stock per Pulaski share outstanding. The floating exchange ratio will be based on the weighted average trading price of IBERIABANK common stock over a predetermined 15-day trading period.

• Total Value Per Share:	$53.29 per Pulaski share (based on IBERIABANK’s closing stock price of $58.60 on August 8, 2006).

• Collars:	No collars.

• Walk Away Provisions:	Customary (mutual consent, material adverse change, etc.).

• One Time Costs:	$12.0 million on a pre-tax basis, or $0.59, per pro forma IBERIABANK share on an after-tax basis.

• Savings/Enhancements:	Approximately 16% of Pulaski’s trailing 12 month expense structure, phased in over approximately one year.

• Board Seats:	Jim East will join IBERIABANK Corporation Board after consummation

• Market Leadership:	Robert Head as Arkansas CEO; David Doherty named Regional President for Northeast Arkansas; Bob Magee named Chief Administrative Officer of Arkansas; Mike Pryor as CEO for Lenders Title Company; Chuck Quick as CEO for Pulaski Mortgage Company.

• Due Diligence:	Completed.

• Lock-up Fee:	$6.4 million, triggered under certain conditions.

• Anticipated Closing:	Prior to year-end 2006.

• Approvals Required:	Federal Reserve and shareholders of Pulaski.

• Financing Cash Portion:	Anticipate issuing up to $15 million trust preferred and completing a private equity placement of approximately $50 million prior to closing the acquisition.

Financial Ratios

• Total Consideration:	$130 million, assuming $58.60 IBERIABANK stock price.

• Price-to-Book:	3.20 times June 30, 2006 book value for Pulaski.

• Price-to-Tangible Book:	3.29 times June 30, 2006 tangible book value.

• Price-to-Earnings:	19.5 times trailing 12-months earnings for Pulaski.

• Core Deposit Premium:	25.8% of deposits excluding CDs over $100,000.

• Market Premium:	Not available—closely held.

• EPS Dilution/(Accr.):	Excluding one-time merger related costs, immaterial impact in 2006, $0.04 dilution until conversion and breakeven thereafter

• Internal Rate of Return:	Mid-teens.

Strategic Implications

• Targeted Market:	Little Rock, Northwest Arkansas, Memphis, other Arkansas.

• Natural Extension:	We currently serve clients throughout Arkansas.

• Favorable Demographics:	Strong growth markets.

• Competitive Landscape:	Reasonable competitive environment.

• Additional Leadership:	Two IBERIABANK leaders on site—one Arkansas native.

• Geographic Expansion:	Staging ground for future Arkansas expansion.

• Business Expansion:	Triple mortgage production, enter title insurance, enter trust management, dramatically expand credit card niche.

• Favorable Funding:	Stable, local funding source and modest loan-to-deposit ratio.

• Use of Marks:	Favorable mark-to-market adjustment results.

• Similarities To IBKC:	Exceptional asset quality, focus on core profitability, excellent leadership.

About Pulaski Investment Corporation

Pulaski is an Arkansas chartered bank holding company, and the lead bank subsidiary is Pulaski Bank and Trust Company, headquartered in Little Rock, Arkansas. The bank was founded in 1956 in the Pulaski Heights section of Little Rock, Arkansas. Pulaski’s predecessors have been in the mortgage loan production business since 1944. Pulaski entered the title insurance business in 1987 and further expanded through acquisitions and de novo expansion in Arkansas. Lenders Title Company is the largest independent title insurance agency domiciled in Arkansas. In 1974, the bank acquired trust powers. At June 30, 2006, Pulaski had:

•	11 bank offices in the Little Rock area, and in addition, one office opened and one scheduled to open in late September in the Memphis area,

•	two bank loan production offices (Fayetteville, AR and Southaven, MS, a suburb of Memphis),

•	22 mortgage production offices; serving Central Arkansas (7), Northwest Arkansas (2), other Arkansas (2), the Memphis area (5), the Dallas area (3), the St. Louis area (2), and Oklahoma,

•	20 title insurance company offices; serving Central Arkansas (10), Northwest Arkansas (4), Hot Springs area (2), North Arkansas (4), and Jonesboro.

•	Nationwide credit card portfolio with cardholders in all 50 states, the District of Columbia and Puerto Rico.

At June 30, 2006, Pulaski had total assets of $493 million, loans of $378 million, deposits of $393 million and shareholders’ equity of $41 million (equal to 8.25% of total assets). On the same date, Pulaski reported $1.1 million of intangible assets.

At June 30, 2006, Pulaski had $2.4 million in nonperforming assets, including loans past due 90 days or more, equal to 0.50% of total assets and loan loss reserves equal to 1.24% of net loans. For the quarter ended June 30, 2006, Pulaski reported a tax-equivalent net interest margin of 4.24%, an efficiency ratio of 84%, net income of $1.4 million, and EPS of $0.56.

Pulaski’s stock is very closely held with only 24 shareholders of record. At June 30, 2006, the Company had 2,439,356 shares outstanding. Assuming the acquisition of Pocahontas and all of Pocahontas’ stock options are exercised prior to closing, Pulaski shareholders are projected to control approximately 8.5% of the pro forma combined company. Shareholders in the private placement are projected to own approximately 6.5%, and Pocahontas shareholders would own nearly 10% of pro forma shares outstanding.

About IBERIABANK Corporation

IBERIABANK Corporation, the holding company for IBERIABANK, is the second largest Louisiana based bank holding company. IBERIABANK was established in 1887 in New Iberia, Louisiana. IBERIABANK operates 49 offices serving New Orleans, Baton Rouge, Shreveport, Northeast Louisiana, Baton Rouge, and the Acadiana region of Louisiana. Total assets at June 30, 2006, were $3.0 billion, loans of $2.0 billion, deposits of $2.4 billion, and shareholders’ equity of $266 million. At that time, the Company had nonperforming assets equal to 0.20% of total assets and a loan loss reserve equal to 1.79% of total loans.

IBERIABANK holds the dominant deposit market share in the 5-parish Acadiana market (Lafayette, Acadia, St. Martin, Vermilion, and Iberia parishes), holds the second largest deposit market share in northeast Louisiana (Monroe MSA), the tenth largest deposit market share in New Orleans (Jefferson and Orleans parishes), and less than 1% of the Baton Rouge, Shreveport, Houma, LaPlace, and Northshore markets.

IBERIABANK converted from mutual-to-stock ownership with the IPO in 1995 at a pre-split price of $8.00 per share, and became a commercial bank holding company in 1997. In late 1999, IBERIABANK set a new strategic direction and set a course for a dramatic improvement in earnings and balance sheet quality and growth. Since year-end 1999, IBERIABANK shareholders have received an average annual return to shareholders of 32%, including dividends. The Company’s stock is traded on NASDAQ Global Market under the stock symbol “IBKC” with approximately 1,700 shareholders of record.

The Company successfully completed and assimilated acquisitions of financial institutions in the Acadiana region of Louisiana (2003), Baton Rouge (2004), and Northeast Louisiana (2005). The compounded price appreciation to shareholders of the acquired entities since the completion of those acquisitions was 20%, 13%, and 14%, respectively.

On July 27, 2006, IBERIABANK announced its intention to acquire Pocahontas Bancorp, Inc. (“Pocahontas”) of Jonesboro, Arkansas. The consideration in the proposed transaction is 0.2781 share of IBERIABANK common stock for each share of Pocahontas outstanding. Based on the closing stock price of IBERIABANK common stock on August 8, 2006 of $58.60, the transaction has an estimated total value of $75.6 million. This value equates to 1.48 times book value, 2.01 times tangible book value, 25.6 times trailing 12 months earnings, and a core deposit premium of 9.2%, at June 30, 2006.

On a combined basis, the proposed acquisitions of Pocahontas and Pulaski are projected to add to IBERIABANK $1.3 billion in assets, $0.9 billion in deposits, $0.8 billion in loans, 79 new offices and LPOs (including Lenders Title Company and Pulaski Mortgage Company offices), and approximately double the number of employees. The aggregate value of the proposed transactions equates to 2.26 times book value, 2.68 times tangible book value, a price-to-trailing 12 months earnings ratio of 21.5 times, and a core deposit premium of 17.0%, at June 30, 2006. Excluding projected one-time merger related costs of $18 million, the Company estimates no material impact on projected 2006 EPS, accretive to 2007 EPS by $0.02, accretive to book value per share by 27%, and dilutive to tangible book value per share by 8%. The Tier 1 capital leverage ratio is projected to decline 31 basis points from 7.46% at June 30, 2006 to 7.15% on a pro forma basis.

In summary, the acquisition of Pulaski provides IBERIABANK an opportunity to expand its business strategy and at the same time gain significant benefits from expanding its market and product offerings through the combination. Strategically, the focus will be as follows:

•	Execute a similar growth strategy that has worked well over the past several years in Louisiana:

•	Operate in higher growth metro markets

•	Expand and grow private banking and commercial businesses

•	Focus on taking market share from large “clumsy” competitors

•	Invest in our communities to build name recognition and brand value

•	Leverage strengths of combined leadership team across the franchise.

•	Expand related businesses:

•	Pulaski’s experience in real estate and construction lending will continue to benefit the Arkansas franchise, but will also add value to IBERIABANK’s efforts to capitalize on the Katrina recovery efforts

•	The Trust business will help meet private banking and commercial client needs throughout IBERIABANK

•	The Title business and the Bank’s residential mortgage expertise will add value and depth to IBERIABANK’s Louisiana franchise

•	Pulaski’s national Credit Card business has a solid niche, which can be expanded and developed further

•	Pulaski has attractive branches in good locations that will provide opportunities to expand the retail franchise and create cross-sell opportunities

“We feel that Pulaski brings tremendous value to IBERIABANK,” said Byrd, “but importantly does not take away from the continued pursuit of the significant opportunities we believe exist in South Louisiana as the area recovers from Hurricanes Katrina and Rita.”

Conference Call

Additional commentary regarding the merger will be provided during IBERIABANK’s conference call scheduled for Wednesday, August 9, 2006 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The call in number for the conference is (800) 553-0329 and the confirmation code is 838687. A replay of the call has been scheduled and will be available until midnight Central Time on August 16, 2006. The call in number for the replay is (800) 475-6701 and the confirmation code is also 838687.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK, Pocahontas, or Pulaski, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK’s, Pocahontas’ and Pulaski’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. Factors that may cause actual results to differ materially from these forward-looking statements are discussed in IBERIABANK’s and Pocahontas’ periodic and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov, IBERIABANK’s website, www.iberiabank.com, and Pocahontas’ website, www.fcb-online.com.

In connection with the proposed merger, IBERIABANK Corporation will file a Registration Statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about IBERIABANK, Pulaski, and Pocahontas without charge, at the SEC’s web site at HTTP://www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: Investor Relations-12th Floor, IBERIABANK Corporation, 200 West Congress Street, Lafayette, LA, 70501, Phone: (337) 521-4788, Fax: (337) 521-4021 or to Dwayne Powell, President and CEO, Pocahontas Bancorp, Inc., 1700 East Highland Drive, Jonesboro, AR 72401, Phone: (870) 802-1700, Fax: (870) 802-5945 or to Robert C. Magee, President, Pulaski Investment Corporation, 5800 “R” Street, Little Rock, AR 72207, Phone: (501) 661-7729, Fax: (501) 661-7861.

IBERIABANK Corporation and its directors and executive officers may be deemed to be “participants in the solicitation” of stockholders of Pocahontas Bancorp Inc. and Pulaski Investment Corporation, in connection with the proposed transactions. Information concerning directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of IBERIABANK Corporation filed with the SEC on April 4, 2006.

Pocahontas Bancorp, Inc. and its directors and executive officers may be deemed to be “participants in the solicitation” of stockholders of Pocahontas Bancorp, Inc., in connection with the proposed transaction. Information concerning directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of Pocahontas Bancorp, Inc., filed with the SEC on January 4, 2006.

This communication is not an offer to purchase shares of Pulaski or Pocahontas common stock, nor is it an offer to sell shares of IBERIABANK Corporation common stock which may be issued in any proposed merger with Pulaski or Pocahontas. Any issuance of IBERIABANK Corporation common stock in any proposed merger with Pulaski or Pocahontas would have to be registered under the Securities Act of 1933, as amended, and such IBERIABANK Corporation common stock would be offered only by means of a prospectus complying with the Act.